Exhibit 99.1

Akero Announces Positive Histological Improvements in Cirrhotic NASH (F4) Patients after 16 Weeks in Extension Cohort C

-- 33% of patients treated with efruxifermin (EFX) (4 of 12) improved by one fibrosis stage without worsening of NASH --

-- 25% of EFX patients (3 of 12) showed NASH resolution --

-- Rapid fibrosis improvement in cirrhotic patients after only 16 weeks of EFX treatment, the highest rate reported publicly to date, suggests direct anti-fibrotic effects --

SOUTH SAN FRANCISCO, CA – March 22, 2021 / GLOBE NEWSWIRE / – Akero Therapeutics, Inc. (Nasdaq: AKRO), a cardio-metabolic biotechnology company developing transformational treatments for non-alcoholic steatohepatitis (NASH), today announced results of an expansion cohort of a 16-week Phase 2a clinical trial, Cohort C, evaluating efruxifermin (EFX) in the treatment of adult patients with cirrhotic nonalcoholic steatohepatitis (NASH) (compensated stage 4 fibrosis, Child-Pugh Class A). Of the 17 confirmed compensated cirrhosis (F4) study subjects who volunteered to have end-of-treatment biopsies, 4 of 12 patients (33%) treated with EFX achieved a one-stage improvement in fibrosis without worsening of NASH. Another 3 of 12 EFX patients (25%) achieved NASH resolution. In total, 7 of 12 EFX patients (58%) showed histological improvements. None of the 5 placebo patients (0%) achieved either one-stage improvement in fibrosis without worsening of NASH, or resolution of NASH. In addition, statistically significant improvements in glycemic control and lipoprotein profile, and a trend toward weight loss, were also observed.

“I believe these data are unprecedented,” said Stephen Harrison, M.D., medical director of Pinnacle Clinical Research. “Today’s data in cirrhotic patients, who have the highest unmet need, show clear signals of fibrosis improvement without worsening of NASH and NASH resolution, supported by compelling, statistically significant results for non-invasive fibrosis measures. These results set EFX apart.”

Cohort C is an expansion of the Phase 2a BALANCED study evaluating EFX in the treatment of F4 NASH patients, Child-Pugh Class A. Thirty cirrhotic NASH subjects with a historical biopsy-confirmed fibrosis score of F4 were randomized 2:1 to receive either 50mg of EFX or placebo for 16 weeks. A total of 27 subjects were subsequently confirmed by the central reader to have F4 fibrosis at baseline. The primary objective of Cohort C was to assess the safety and tolerability of EFX in NASH patients at greatest risk of progressing to end-stage liver disease, including liver failure and liver cancer. Secondary objectives included assessments of liver stiffness by Fibroscan and serum markers of liver fibrosis, such as the Enhanced Liver Fibrosis (ELF) score and Pro-C3. The trial design was amended to allow voluntary end-of-treatment biopsies.

Summary of Biopsy Results and Non-Invasive Fibrosis Measurements

Histology Endpoint (% responders)	Placebo (n=5)	50mg (n=12)
Improvement in at least one stage of fibrosis without worsening of NASH,%[1,2]	0	33
Resolution of NASH, %[1,2]	0	25
Non-invasive measurement (LS Mean)	Placebo (n=10)	50mg (n=20)
Liver Stiffness, kPa[3]	-1.9	-5.7††
Pro-C3, μg/L4	-3.4	-9.0*
ELF Score[4]	+0.3	-0.4*

1 Study not powered to assess statistical significance of changes in histological endpoints

2 Liver Biopsy Evaluable Analysis Set (all patients who had baseline and end-of-treatment liver biopsy results)

3 Liver Stiffness Analysis Set (all subjects with a week 16 FibroScan)

4 Biomarker Analysis Set (all subjects with a post baseline interpretable measure of ELF or pro-C3, respectively)

†† p<0.01, versus baseline (ANCOVA)

* p<0.05, versus placebo (ANCOVA)

EFX was reported to be generally well-tolerated. The most common adverse event in the EFX group was mild or moderate diarrhea. There were two discontinuations, one in the placebo group and one in the EFX group. There was one serious adverse event in the placebo group and no deaths in either group.

“The promising results in cirrhotic NASH patients reported today build on the strong results previously reported for patients with F1-F3 fibrosis,” said Andrew Cheng, M.D., Ph.D., president and CEO of Akero. “We believe EFX has the potential to be a foundational NASH monotherapy for cirrhotic patients as well as patients with earlier-stages of fibrosis. We look forward to continuing the development of our Phase 2b HARMONY study in patients with F2-F3 fibrosis started in February 2021, and our planned Phase 2b SYMMETRY study in cirrhotic patients (F4 fibrosis), which we plan to initiate in the second half of this year. We remain extremely grateful to all of our study patients and investigators, particularly given that this study cohort was conducted during the COVID-19 pandemic.”

Conference Call / Webcast Details

The company will host a conference call and webcast with slide presentation at 4:30 p.m. ET (1:30 p.m. PT) today, March 22. The webcast will be made available on Akero’s website at www.akerotx.com under the Investors tab in the Events, Presentations & Webcasts section.

To access the call, please dial 1-877-282-0556 (U.S. toll free) or 1-270-215-9899 (international) five minutes prior to the start time, and provide Conference ID #1885464. Following the live audio webcast, a replay will be available on the company's website for 90 days.

About NASH

Non-alcoholic steatohepatitis (NASH) is a serious, life-threatening disease that has rapidly emerged as a leading cause of liver failure in the world and is the leading indication for liver transplant among women. An estimated 17.3 million Americans had NASH in 2016, a number that is expected to increase to 27.0 million by 2030. NASH is a severe form of nonalcoholic fatty liver disease (NAFLD) characterized by hepatocyte injury, liver inflammation, and fibrosis that can progress to scarring (cirrhosis), liver failure, cancer and death. There are currently no approved therapies for the disease.

About Efruxifermin

Efruxifermin (EFX) is an Fc-FGF21 fusion protein that has been engineered to mimic the balanced biological activity profile of native FGF21, an endogenous hormone that alleviates cellular stress and regulates metabolism throughout the body. Previous clinical trials show that EFX has the potential to reverse fibrosis, resolve NASH, reduce liver fat, improve glycemic control and lipoprotein profile, and reduce body weight. EFX is designed to offer convenient once-weekly subcutaneous dosing.

About Akero Therapeutics

Akero Therapeutics is a clinical-stage cardio-metabolic company developing transformational treatments for non-alcoholic steatohepatitis (NASH), a disease without any approved therapies. Akero's lead product candidate, EFX, an engineered Fc-FGF21 fusion protein, is currently being evaluated in a Phase 2b clinical trial as a potential treatment for NASH. Akero is headquartered in South San Francisco. Visit www.akerotx.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, statements regarding the Company's business plans and objectives, including future plans or expectations for EFX, upcoming milestones, and therapeutic effects of EFX, as well as the dosing, safety and tolerability of EFX; the Company’s Phase 2b HARMONY study including expected timing to complete enrollment and report preliminary results; the Company’s Phase 2b SYMMETRY study, including expected timing for initiation and enrollment of the study; the availability of a new drug product formulation to support Phase 3 clinical trials; expectations regarding the Company’s use of capital, expenses and other future financial results; statements regarding a potential meeting with the FDA and timing thereof and the potential impact of COVID-19 on strategy, future operations, enrollment and clinical trials. Any forward-looking statements in this press release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the impact of COVID-19 on the Company's ongoing and future operations, including potential negative impacts on the Company’s employees, third-parties, manufacturers, supply chain and production as well as on global economies and financial markets; the success, cost, and timing of the Company's product candidate development activities and planned clinical trials; the Company's ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; the Company's ability to fund operations; as well as those risks and uncertainties set forth more fully under the caption "Risk Factors" in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) as well as discussions of potential risks, uncertainties and other important factors in the Company’s other filings and reports with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Christina Tartaglia

212.362.1200

IR@akerotx.com

Media Contact:

Jennifer Weismann

612.716.0556

media@akerotx.com